UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2026

MBX Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42272	84-1882872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11711 N. Meridian Street Suite 300
Carmel, Indiana		46032
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (317) 659-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MBX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of January 20, 2026, the board of directors (the “Board”) of MBX Biosciences, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “NCG Committee”), appointed Laurie Stelzer as a director of the Company. The Board determined that Ms. Stelzer is independent under the applicable listing standards of The Nasdaq Stock Market (“Nasdaq”).

Ms. Stelzer has been designated as a Class I director to serve until the Company’s 2028 Annual Meeting of Stockholders, in accordance with the Company’s amended and restated by-laws and to serve thereafter until her successor has been duly elected and qualified or until her earlier death, removal or resignation. In connection with the appointment, the Board set the size of the Board at eight directors, and Ms. Stelzer's appointment fills an existing vacancy on the Board.

In connection with her appointment as a non-employee director, Ms. Stelzer will receive the same compensation paid to other non-employee directors, which is described under the caption "Non-employee director compensation policy" in the Company's prospectus dated September 12, 2024 filed on September 13, 2024. In addition, in connection with her election, the Company is entering into an indemnification agreement with Ms. Stelzer in the same form as used with the Company’s other directors.

There are no arrangements or understandings between Ms. Stelzer and any other persons pursuant to which she was selected as a director of the Company, and there are no transactions in which Ms. Stelzer has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Effective as of January 20, 2026, Ms. Stelzer has been appointed to serve as a member of, and the chairperson of, the Audit Committee of the Board, to replace Ed Mathers as a member of the Audit Committee. Ms. Stelzer has also been appointed to serve as a member of the Compensation Committee of the Board. The compositions of the NCG Committee and the Science and Medicine Committee remain unchanged.

Item 7.01 Regulation FD Disclosure.

On January 22, 2026, the Company issued a press release announcing Ms. Stelzer's appointment to the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be deemed subject to the requirements of amended Item 10 of Regulation S-K, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The furnishing of this information hereby shall not be deemed an admission as to the materiality of any such information.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release Issued by MBX Biosciences, Inc. on January 22, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBX BIOSCIENCES, INC.

Date:	January 22, 2026	By:	/s/ P. Kent Hawryluk
President and Chief Executive Officer (Principal Executive Officer)